ECD Ovonics Files $300 Million Shelf Registration Statement

and Resale Registration Statement with the

Securities and Exchange Commission

Rochester Hills, Mich., Oct. 25, 2005 - Energy Conversion Devices, Inc. (ECD Ovonics) (NASDAQ:ENER) today announced the filing of a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (SEC). After the shelf registration statement is declared effective by the SEC, ECD Ovonics will be able to offer and sell up to an aggregate of $300 million of common stock, senior and subordinated debt securities, subscription rights, stock purchase contracts or stock purchase units from time to time in one or more public offerings. The terms of any such future offerings will be established at the time of such offerings.

If ECD Ovonics initiates an offering under the shelf registration statement in the future, it expects to use any net proceeds from the sale of the securities to fund its ongoing business operations and other general corporate purposes, which may include investments required to expand manufacturing capabilities. The actual use of proceeds of any such future offering will be described in a prospectus supplement to the shelf registration statement, which will be filed with the SEC at the time of such offering.

ECD Ovonics separately filed a registration statement with the SEC relating to the resale of up to 1,934,564 shares of common stock, of which 649,021 have been issued, 885,543 shares are issuable under existing Stock Option Agreements with certain senior officers and 400,000 shares are issuable upon the exercise of currently exercisable warrants. Under this resale registration statement, the selling stockholders listed in the prospectus are permitted, but are not obligated, to sell, from time to time, some or all of their respective shares covered by the prospectus.

The registration statements relating to these securities have been filed with the SEC but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be a sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About ECD Ovonics:

ECD Ovonics is the leader in the synthesis of new materials and the development of advanced production technology and innovative products. It has invented, pioneered and developed its proprietary, enabling technologies in the fields of energy and information leading to new products and production processes based on amorphous, disordered and

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related materials. The Company's portfolio of alternative energy solutions includes Ovonic thin-film amorphous solar cells, modules, panels and systems for generating solar electric power; Ovonic NiMH batteries; Ovonic hydride storage materials capable of storing hydrogen in the solid state for use as a feedstock for fuel cells or internal combustion engines or as an enhancement or replacement for any type of hydrocarbon fuel; and Ovonic fuel cell technology. ECD Ovonics' proprietary advanced information technologies include Ovonic phase-change electrical memory, Ovonic phase-change optical memory and the Ovonic Threshold Switch. ECD Ovonics designs and builds manufacturing machinery that incorporates its proprietary production processes, maintains ongoing research and development programs to continually improve its products and develops new applications for its technologies. ECD Ovonics holds the basic patents in its fields. More information on ECD Ovonics is available on www.ovonic.com.

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This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which ECD Ovonics, as of the date of this release, believes to be reasonable and appropriate. ECD Ovonics cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. A description of certain risks and uncertainties that may cause future facts and conditions to vary from such assumed facts and conditions upon which such forward-looking statements are based is contained in ECD Ovonics' filings with the SEC, including its Annual Report on Form 10-K for its fiscal year ended June 30, 2005.

Contacts:

Stephan W. Zumsteg, Vice President and CFO

Ghazaleh Koefod, Shareholder Relations

248.293.0440